UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

INVENT Ventures, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

Los Angeles Syndicate of Technology, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 14, 2013, INVENT Ventures, Inc. (the “Company”) issued a promissory note in the amount of U.S. $110,000 (the “Note”) to Threshold Financial, LLC, a Wisconsin corporation (the “Investor”). The Note was priced to the Investor at $100,000, equal to 90.91% of its principal amount. The Note is due on the earlier of January 14, 2014 or the receipt of no less than U.S. $2,000,000 in funding from any private placement of equity securities (a “Qualified Equity Financing”). During the first six months outstanding, the Note bears interest at 7% per annum, increasing to 12% for the remaining six months until the Note is due. All amounts owed by the Company under the Note become immediately due and payable upon an event of default, which includes the Company’s failure to pay the Note for 10 days after the Investor’s notice thereof and the Company’s insolvency or failure to pay its debts as they become due.

In conjunction with the Note, the Company also issued the Investor a warrant to purchase shares of Company common stock (the “Threshold Warrant”). The Threshold Warrant has a term of three years and entitles the Investor to purchase $100,000 of shares of Common Stock at an exercise price equal to the lesser of $0.50 per share or the price per share of the Company’s capital stock sold to investors in its next Qualified Equity Financing. In issuing the Threshold Warrant, the Company relied on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based upon the limited nature of the issuance.

The foregoing descriptions of the Note and Threshold Warrant are qualified in their entirety by reference to the complete text of the Note and Threshold Warrant, copies of which are to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date: January 18, 2013	/s/ Bryce Knight
Bryce Knight, Chief Executive Officer